Exhibit 10.3(b)
AMENDMENT TO
2020 OMNIBUS EQUITY COMPENSATION PLAN
WHEREAS, International Money Express, Inc. (the “Company”) adopted the International Money Express, Inc. 2020 Omnibus Equity Compensation Plan (the “Plan”) on April 23, 2020 by board resolution, which was subsequently approved on June 26, 2020 by the stockholders; and
WHEREAS, the Company wishes to amend the Plan as set forth herein; and
WHEREAS, pursuant to Section 20 of the Plan, the Board of Directors of the Company (the “Board”) may amend the Plan; and
WHEREAS, the Board approved this amendment on the date set forth below.
NOW, THEREFORE, the Plan is hereby amended effective as of October 27, 2022, as follows:
I.Section 1 of the Plan is hereby deleted in its entirety and replaced with the following:
“The purpose of the Plan is to provide (i) employees of the Company or an Affiliate of the Company, (ii) any Person who provides services to the Company or an Affiliate of the Company, and (iii) members of the Board, with the opportunity to receive grants of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. The Company believes that the Plan will encourage the Participants to contribute materially to the growth of the Company, thereby benefiting the Company’s stockholders, and will align the economic interests of the Participants with those of the stockholders”
II.Section 2(v) of the Plan is hereby deleted in its entirety and replaced with the following:
“(v) “Participant” means (x) an employee of the Company or an Affiliate of the Company or a member of the Board, or (y) an individual who, or an entity which, performs bona fide services to the Company or an Affiliate of the Company and in either such case under this clause (y) may be offered securities registerable pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended, and is, in all such cases, selected by the Administrator to receive a Grant under the Plan.”

III.Section 3(c) of the Plan is hereby deleted in its entirety and replaced with the following:
“(c) The Administrator, in its discretion, may delegate to one or more officers of the Company all or part of the Administrator’s authority and duties with respect to grants and awards to Persons who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan and the Administrator’s prior delegation. Any delegation by the Administrator pursuant to this Section shall be subject to such conditions and limitations as may be determined by the Administrator and shall be subject to and limited by applicable law or regulation, including without limitation the rules and regulations of Nasdaq or such other securities exchange on which the Stock is then listed.”

IV.Section 4 of the Plan is hereby deleted in its entirety and replaced with the following:
“Grants under the Plan may consist of Options, SARs, Stock Units, Performance Shares, Stock Awards, Dividend Equivalents and Other Stock-Based Awards. All Grants shall be subject to the terms and conditions set forth herein and to such other terms and conditions consistent with the Plan as the Administrator deems appropriate and as are specified in writing by the Administrator in separate guidelines or to the Participant in the Grant Instrument or an amendment to the guidelines or Grant Instrument. The Administrator shall approve the form and provisions of each Grant Instrument. All Grants shall be made conditional upon the Participant’s acknowledgment, in writing or by acceptance of the Grant, that all decisions and determinations of the Administrator shall be final and binding on the Participant, his or her beneficiaries, and any other person having or claiming an interest under such Grant. Grants under a particular Section of the Plan need not be uniform as among the Participants.”
V.Section 6 of the Plan is hereby deleted in its entirety and replaced with the following:
[Amendment to 2020 Omnibus Equity Compensation Plan]

Exhibit 10.3(b)
Any employee of the Company or an Affiliate of the Company, any member of the Board and any Person who provides services to the Company or an Affiliate of the Company is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate of the Company. Grants will be made only to Persons who are employees, directors, consultants or advisors of the Company for purposes of Form S-8 registration under the Securities Act of 1933, as amended. Options and SARs may be granted only to persons who perform direct services to the Company on the Date of Grant, as determined under section 409A of the Code.
VI.Section 21(e) of the Plan
“(e)    Rights of Participants. Nothing in this Plan shall entitle any Participant or other Person to any claim or right to receive a Grant under this Plan. Neither this Plan nor any action taken hereunder shall be construed as giving any Person any rights to be retained by or in the employment or service of the Employer.”
VII.All other provisions of the Plan not amended hereby shall remain in full force and effect.

[Amendment to 2020 Omnibus Equity Compensation Plan]